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                                                                    Exhibit 4.10

                               REGISTRATION RIGHTS

Ivivi Technologies, Inc. (Ivivi") hereby grants to the Investor the registration rights set forth herein.

     1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

          ADM Tronics: ADM Tronics Unlimited, Inc., a Delaware corporation.

          Business Day: Any day other than a day on which banks are authorized or required to be closed in the State of New York.

          Commission: The U.S. Securities and Exchange Commission.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          Holder or Holders: Any holder of the Registrable Securities.

          Holders' Counsel: One firm of legal counsel designated in writing by the Holders and any permitted transferee or assignee thereof who agrees to become bound by the provisions hereof in accordance with
          Section 6 hereof and who holds Registrable Securities.

          Ivivi Common Stock: The common stock, no par value per share, of Ivivi.

          Notes: The Unsecured 6% Joint and Several Convertible Promissory Notes of like tenor in an aggregate principal amount of approximately $6.1 million issued by ADM Tronics and Ivivi in connection with the Private Placement.

          Private Placements: The private placement completed by ADM Tronics and Ivivi, during the period from August 2004 through February 2005, pursuant to which investors were issued Unsecured 6% Joint and Several Convertible Promissory Notes of like tenor in an aggregate principal amount of approximately $6.1 million, and received warrants to purchase shares of common stock of ADM Tronics and warrants to purchase shares of Ivivi Common Stock.

          Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

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          Registrable Securities: The shares of Ivivi Common Stock issuable upon conversion of accrued interest on any of the Notes, until such time as
          (1) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (2) such Registrable Securities are saleable pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, without any restriction, whichever is earlier.

          Registration Statement: Any registration statement of Ivivi that covers any of the Registrable Securities pursuant to the provisions of hereof, including the Prospectus, amendments and supplements to such registration statements, including post effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     2. REGISTRATION RIGHTS.

          (a) Mandatory Registration. The parties hereto hereby acknowledge that Ivivi has filed a Registration Statement on Form SB-2 in connection with the initial public offering of shares of the Ivivi Common Stock ("IPO"). Ivivi will use its commercially reasonable efforts to file with the Commission no later than thirty (30) days following the nine-month anniversary of the date of closing of the IPO a Registration Statement covering the resale of the Registrable Securities, subject to customary underwriter cutbacks applicable to all Holders on a pro rata basis. Notwithstanding the foregoing, in the event that in connection with the IPO, the Securities and Exchange Commission (the "SEC") requires that such nine month period described above be extended for a longer period, the Holders agree that such period will be extended as required by the Commission.

          (b) Piggyback Registration. If at any time following the nine-month anniversary of the date of closing of the IPO, Ivivi proposes to register any of its securities under the Securities Act for sale to the public for its own account or for the account of other security holders (other than registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public) and a Registration Statement covering the Registrable Securities is not then effective with the SEC, Ivivi shall give written notice thereof to Holders of its intention so to do (such notice to be given at least fifteen (15) days prior to the filing thereof). Upon the written request of any such Holder (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), received by Ivivi within ten (10) days after giving of any such notice by Ivivi, to register any of such Holder's Registrable Securities, Ivivi shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered ("PIGGYBACK REGISTRATION RIGHTS"), subject to customary underwriter cutbacks applicable to all holders of registration rights on a pro rata basis.

     3. REGISTRATION PROCEDURES. In connection with the registration obligations of Ivivi pursuant to the terms and conditions hereof, Ivivi shall:

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          (a) prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto (other than in connection with the IPO), including documents incorporated by reference, Ivivi will furnish to the Holders covered by such Registration Statement (the "SELLING HOLDERS"), Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed at least three (3) Business Days prior thereto, which documents will be subject to the review of such Holders' Counsel and the underwriters, if any, and Ivivi will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Selling Holders of at least a majority of the Registrable Securities (the "OBJECTING PARTY") shall object, pursuant to notice given to Ivivi prior to the filing of such amendment or supplement (the "OBJECTION NOTICE"). The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five (5) Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) use its commercially reasonable efforts to cause each Registration Statement relating to Registrable Securities filed with the Commission pursuant to Section 2 hereof to become effective and keep the Registration Statement effective at all times during the period (the "Registration Period") continuing until the earlier of (i) the date that is two (2) years after the last day of the calendar month following the month in which the Registration Statement is declared effective and (ii) the date on which the Registrable Securities are disposed of pursuant to the effective Registration Statement; as promptly as practicable prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective during the Registration Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus;

          (c) as promptly as practicable furnish to any Selling Holder and the underwriters, if any, without charge, such number or conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Selling Holder (it being understood that Ivivi consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

          (d) on or prior to the date on which the Registration Statement is declared effective, register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any Selling Holder, Holders' Counsel or underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or

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advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Selling Holder; keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that Ivivi shall not be required to: (i) qualify to do business as a foreign corporation or as a broker-dealer in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject;

          (e) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Ivivi to enable the Selling Holders to consummate the disposition of such Registrable Securities;

          (f) as promptly as practicable notify each Selling Holder, Holders' Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus (and use commercially reasonable efforts to cause such amendment which is not immediately effective to become so as promptly thereafter as possible) so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (g) make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the 12-month period beginning with the first day of Ivivi's first fiscal quarter commencing after the effective date of a Registration Statement;

          (h) use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if one is issued, to obtain the withdrawal of

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any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (i) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to Holders' Counsel;

          (j) cooperate with the Selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depository Trust Company) representing securities sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Holders may request and make available prior to the effectiveness of such Registration Statement a supply of such certificates;

          Each Selling Holder, upon receipt of any notice from Ivivi of the happening of any event of the kind described in subsection (f) of this Section 3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (f) of this Section 3 or until it is advised in writing (the "ADVICE") by Ivivi that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by Ivivi, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to Ivivi (at Ivivi's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that Ivivi shall give any such notice, the time periods for which a Registration Statement is required to be kept effective pursuant to Section 3(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received: (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(f) or (ii) the Advice.

     4. OBLIGATIONS OF THE HOLDERS.

          (a) Each Holder shall furnish in writing to Ivivi such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Ivivi may reasonably request. At least fifteen (15) Business Days prior to the first anticipated filing date of any Registration Statement, Ivivi shall notify each Holder of the information Ivivi requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. A Holder shall provide such information to Ivivi at least five (5) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.

          (b) Each Holder agrees to cooperate with Ivivi as reasonably requested by Ivivi in connection with the preparation and filing of a Registration Statement hereunder, unless

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such Holder has notified Ivivi in writing of its election to exclude all of its
Registrable Securities from such Registration Statement.

          (c) Each Holder agrees that, upon receipt of any notice from Ivivi of either (i) the happening of an event pursuant to Section 3(f) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder's receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by Ivivi, the Holder shall deliver to Ivivi (at the expense of Ivivi) or destroy (and deliver to Ivivi a certificate of destruction) all copies in the Holder's possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

     5. REGISTRATION EXPENSES.

          (a) All expenses incident to Ivivi's performance of, or compliance with, the provisions hereof, including without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities and any COBRADesk filings with the NASD), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of Ivivi's officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by Ivivi are then listed, fees and disbursements of counsel for Ivivi and its independent certified public accountants (including the expense of any special audit or "cold comfort" letters required by, or incident to, such performance), Securities Act liability insurance (if Ivivi elects to obtain such insurance), reasonable fees and expenses of any special experts retained by Ivivi in connection with such registration, fees and expenses of other Persons retained by Ivivi in connection with each registration hereunder (but not including the fees and expense of legal counsel retained by a Holder or Holders, or any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities) are herein called "REGISTRATION EXPENSES."

          (b) The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to Section 2 except as otherwise set forth therein. Other than as specifically provided for in Section 2(a) hereto, all expenses to be borne by the Holders in connection with any Registration Statement filed pursuant to Section 2 (including, without limitation, all underwriting fees, discounts or commissions attributable to such sale of Registrable Securities) shall be borne by the participating Holders pro rata in relation to the number of Registrable Securities to be registered by each Holder.

     6. INDEMNIFICATION; CONTRIBUTION.

          (a) Indemnification by Ivivi. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and each Person who controls such Holder (within the meaning of the Securities Act), as the case may be, and any agent or investment adviser thereof, and each of their respective successor and assigns, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and

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costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to Ivivi by or on behalf of such Holder expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to a Holder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the Prospectus shall not inure to the benefit of such Holder if the Person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented.

          (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to Ivivi in writing such information with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, Ivivi, its directors and officers and each Person who controls Ivivi (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement relates to any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to Ivivi information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to Ivivi. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an

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unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 6(c), the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

          (d) Contribution. If the indemnification from the indemnifying party provided for in this Section 6 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.

     7. TRANSFER OF RIGHTS; CERTAIN WAIVER. The rights to cause Ivivi to register Registrable Securities granted pursuant to the provisions hereof may be transferred or assigned by any Holder to a transferee or assignee of the Registrable Securities; provided; however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, hereunder. Notwithstanding anything to the contrary herein, and regardless of whether a registration statement is current under the Securities Act with respect to the shares of Common Stock held by the Holder, in no event will a Holder be entitled to receive a net-cash settlement or other consideration in lieu of unregistered shares of Common Stock, it being acknowledged and agreed that such waiver shall not bar a Holder from seeking appropriate remedies for breaches by the Company of its registration obligations hereunder, including, without limitation, the equitable remedy of causing the Company to cause such registration to

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occur, it being further agreed that the Company will fully indemnify the Holder for all costs and expenses associated with seeking such remedies.

     8. AMENDMENT. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE PROVISIONS HEREOF MAY NOT BE AMENDED, MODIFIED OR SUPPLEMENTED, AND WAIVERS OR CONSENTS TO DEPARTURES FROM THE PROVISIONS HEREOF MAY NOT BE GIVEN UNLESS IVIVI HAS OBTAINED THE WRITTEN CONSENT OF HOLDERS OF AT LEAST A MAJORITY OF THE AGGREGATE NUMBER OF THE REGISTRABLE SECURITIES THEN OUTSTANDING.